Exhibit 99.1

PULSE BIOSCIENCES QUARTERLY INVESTOR CONFERENCE CALL

First patient treated in the CellFX™ back acne feasibility study

Conference call today at 1:30 p.m. PDT / 4:30 p.m. EDT

HAYWARD, Calif. - (BUSINESS WIRE) – February 7, 2019 – Pulse Biosciences, Inc. (Nasdaq: PLSE), a novel medical therapy company bringing to market its proprietary CellFX™ System, today reported recent corporate developments, and financial results for the quarter and year-ended December 31, 2018.

The Company also announced today treatment of the first of up to 20 patients in a clinical feasibility study to evaluate the CellFX System for acne on the back. This study leverages the unique mechanism of action of the CellFX System in order to target sebaceous glands deep in the dermis, as demonstrated in the previously announced clinical study evaluating NPS for the treatment of facial sebaceous hyperplasia (SH).

Recent Corporate Developments

•

Demonstrated efficacy of over 99.5% of Sebaceous Hyperplasia (SH) lesions treated with Nano-Pulse Stimulation™ (NPS™) in a clinical feasibility study, the second successful study of a dermatologic application of the Company’s NPS technology platform.

o	99.5% of the treated lesions were assessed as clear or mostly clear by investigators at the 60-day post-treatment follow-up evaluation.
o	92% (n=203) of treated lesions were assessed as clear or mostly clear after a single NPS treatment.
o	Patients rated 78% of lesion outcomes as satisfied or mostly satisfied at study end.
o	The study data has been accepted for presentation at the upcoming American Academy of Dermatology Annual Meeting by Dr. Girish Munavalli, one of the study’s principal investigators.
•	Successfully completed a $45 million rights offering, an important financial milestone enabling Pulse Biosciences to accelerate its progress towards commercialization of the CellFX System.
•	Appointed key personnel focusing on CellFX commercialization:
o

Promotion of Edward Ebbers to Executive Vice President and General Manager, Dermatology. Mr. Ebbers brings over 35 years of leadership and management experience with major dermatology, pharmaceutical and medical device companies, including extensive experience introducing products with utilization-based revenue models in the private pay aesthetic dermatology market.

o	Addition of Robert Tyson as Vice President of Sales, North America. Mr. Tyson brings a proven track record as a sales leader with over 20 years of medical technology experience.

 “We are pleased with our accomplishments over the past year in advancing our proprietary CellFX System and look forward to achieving key commercialization milestones in 2019,” said Darrin Uecker, Pulse Biosciences’ President and Chief Executive Officer.

Acne Clinical Feasibility Study

The objective of the acne clinical feasibility study announced today is to treat up to 20 patients between the ages of 18 and 80 to evaluate the reduction in number and severity of back acne eruptions post CellFX procedures through comparison of the treated to non-treated areas 90-days after the last procedure. Mark Nestor, MD, PhD, managing partner of Skin and Cancer Associates, and Brian Berman, MD, PhD, director of the Center for Clinical and Cosmetic Research in Miami and a past Vice President of the American Academy of Dermatology, are the principal investigators on the study.

“We are very excited to enroll our first back acne patient as chronic acne eruptions can be very difficult to control, and compliance with ongoing use of oral or topical therapies can be problematic,” said clinical investigator Brian Berman, MD. “Through this rigorous study, we expect to achieve a meaningful reduction in the number and severity of acne lesions treated with the CellFX System.”

Fourth Quarter and Full Year Financial Highlights

Cash, cash equivalents, and investments totaled $59.6 million at December 31, 2018, compared to $38.1 million at December 31, 2017. Cash use totaled $6.4 million for the fourth quarter of 2018 compared to cash use of $3.9 million for the fourth quarter of 2017. Cash use for 2018 totaled $23.5 million.

Operating expenses for the three-month period ended December 31, 2018 totaled $9.1 million, compared to $8.8 million for the three-month period ended December 31, 2017. Operating expenses for the three-month period ended December, 2018 included non-cash stock-based compensation of $2.4 million, compared to non-cash stock-based compensation of $4.5 million for the three-month period ended December 31, 2017.

Operating expenses for the fiscal year ended December 31, 2018 totaled $38.0 million, compared to $25.8 million for the fiscal year ended December 31, 2017. Operating expenses for the fiscal year ended December 31, 2018 included non-cash stock-based compensation of $12.3 million, compared to non-cash stock-based compensation of $10.9 million for the fiscal year ended December 31, 2017.

Conference Call Details

Pulse Biosciences will host an investor call on February 7, 2019, at 1:30 p.m. PDT / 4:30 p.m. EDT. The telephone dial-in number for the call is (844) 494-0190 (U.S. toll-free) or (508) 637-5580 (international) using Conference ID 5196202. Listeners will also be able to access the call via webcast available on the Investors section of the Company’s website at www.pulsebiosciences.com.

About Pulse Biosciences

Pulse Biosciences is a novel medical therapy company bringing to market its proprietary CellFX™ System utilizing the Company’s proprietary Nano-Pulse Stimulation™ (NPS™) platform technology. The Company’s CellFX System provides a novel, precise, non-thermal cellular treatment technology delivering nanosecond duration energy pulses that impact cells in treated tissue while sparing surrounding non-cellular tissue. This unique mechanism of action disrupts the functions of internal cell structures while maintaining the outer cell membrane, initiating a cascade of events within the cell resulting in regulated cell death. The novel characteristics of the Company’s CellFX System mechanism of action has the potential to significantly benefit patients across multiple medical applications, including dermatology, the Company’s first planned commercial application. Beyond dermatology applications, NPS has demonstrated an ability to induce immunogenic cell death in several cancer cell lines in pre-clinical studies. The Company believes its NPS platform technology may play a future role in immuno-oncology as a focal tumor treatment that can initiate an adaptive immune response. More information can be found at www.pulsebiosciences.com.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding regulatory clearance and the timing of FDA filings or approvals, the mechanism of action of NPS treatments, current and planned future clinical studies, other matters related to its pipeline of product candidates, future financial performance, anticipated cash use and other future events.  These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Caution: Pulse Biosciences’ CellFX System and Nano-Pulse Stimulation (NPS) are investigational use only.

Investor Relations:
Brian Dow

Sr. Vice President and Chief Financial Officer

IR@pulsebiosciences.com

Gitanjali Jain Ogawa

Solebury Trout

gogawa@troutgroup.com

646-378-2949

or

Media:

Tosk Communications

Nadine D. Tosk, 504-453-8344

nadinepr@gmail.com

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in thousands)	2018	2017
ASSETS
Current assets:
Cash, cash equivalents and investments	$59,583	$38,069
Prepaid expenses and other current assets	779	412
Total current assets	60,362	38,481

Property and equipment, net	2,173	2,570
Intangible assets, net	5,213	5,878
Goodwill	2,791	2,791
Other assets	101	101
Total assets	$70,640	$49,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,272	$782
Accrued expenses	1,421	1,034
Deferred rent, current	415	397
Total current liabilities	3,108	2,213
Long term liabilities:
Deferred rent, less current	1,198	1,613
Total liabilities	4,306	3,826
Stockholders’ equity:
Common stock and additional paid-in capital	142,053	84,219
Accumulated other comprehensive loss	(1)	(51)
Accumulated deficit	(75,718)	(38,173)
Total stockholders’ equity	66,334	45,995
Total liabilities and stockholders’ equity	$70,640	$49,821

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three-Month Periods Ended
	December 31,	December 31,
(in thousands, except per share amounts)	2018	2017
Revenue	$—	$—
Operating expenses:
General and administrative	3,814	5,801
Research and development	5,080	2,864
Amortization of intangible assets	166	166
Total operating expenses	9,060	8,831
Other income (expense):
Interest income	135	128
Other expense	(28)	—
Total other income (expense)	107	128
Net loss	$(8,953)	$(8,703)
Net loss per share:
Basic and diluted net loss per share	$(0.51)	$(0.53)
Weighted average shares used to compute net loss per common share — basic and diluted	17,656	16,574

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Years Ended
	December 31,	December 31,
(in thousands, except per share amounts)	2018	2017
Revenue	$—	$—
Operating expenses:
General and administrative	20,045	15,503
Research and development	17,253	9,646
Amortization of intangible assets	665	665
Total operating expenses	37,963	25,814
Other income (expense):
Interest income	446	247
Other expense	(28)	—
Total other income (expense)	418	247
Net loss	$(37,545)	$(25,567)
Net loss per share:
Basic and diluted net loss per share	$(2.20)	$(1.73)
Weighted average shares used to compute net loss per common share — basic and diluted	17,078	14,754